Exhibit 23 (b)

             CONSENT OF BAIRD, KURTZ & DOBSON, INDEPENDENT ACCOUNTANTS


We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated September 18, 1998, on the consolidated financial statements of Lincoln Bankshares, Inc. as of December 31, 1997, and for the year then ended, in the Registration Statement
(Form S-4) and the  related   Prospectus  of  Simmons  First  National
Corporation   for  the registration  of  301,833  shares  of common  stock of
Simmons  First  National Corporation.


                         /s/ Baird, Kurtz & Dobson, CPAs

Pine Bluff, Arkansas
October 30, 1998